Exhibit 99.1

1999 Bryan Street, Suite 1200
Dallas, Texas 75201
1.214.583.8500

Press Release

FOR IMMEDIATE RELEASE	May 7, 2019
Jacobs Reports Earnings for the Second Quarter of Fiscal 2019
Strong Top- and Bottom-Line Q2 Results; Increasing Fiscal 2019 Outlook
DALLAS, TEXAS - Jacobs Engineering Group Inc. (NYSE: JEC) today announced its financial results for the fiscal second quarter ended March 29, 2019.
Q2 2019 Highlights:

•	Revenue of $3.1 billion[1] grew 7.7% year-over-year and 8.7% on net revenue basis

•	Operating profit up double-digit year-over-year; OP margin up more than 120 bps

•	EPS from continuing operations of $0.82, affected by CH2M related restructuring and ECR divestiture costs

•	Adjusted EPS from continuing operations of $1.19, up 37% year-over-year

•	Backlog increased $1.5 billion, or 8% year-over-year to $20.7 billion

•	Increasing fiscal 2019 adjusted pro forma EPS outlook to $4.45 - $4.85 (excluding full year ECR)[2]

Jacobs’ Chair and CEO Steve Demetriou commented, “Our strong second quarter results include significant net revenue and operating profit growth versus the year-ago quarter, resulting in our adjusted operating profit margin increasing to 9% for the quarter. These results provide momentum to achieve our fiscal 2019 outlook. We view an ambitious strategic vision, consistent execution and disciplined capital allocation as paramount to driving continued shareholder value. We are creating a company like no other that is rooted in a culture of innovation focused on solving the world’s most complex challenges.”

Jacobs’ CFO Kevin Berryman added, “Our second quarter results were solid across both lines of business resulting in strong overall revenue and profit growth. The CH2M integration is near complete and revenue synergies are accelerating in backlog, which is up 8% year-over-year. Our transformed portfolio is well aligned to long-term secular growth trends with an efficient cost structure that will drive enhanced operating leverage. We continue to expect $920 million to $1 billion in adjusted EBITDA3 for fiscal 2019 and we are raising our fiscal 2019 adjusted pro forma EPS outlook to $4.45 - $4.85."

The company announced the pending acquisition of The KeyW Holding Corporation on April 22, 2019 and closed the sale of its Energy, Chemicals and Resources (ECR) business on April 26, 2019.

1Reflects continuing operations as reported in accordance with GAAP.
2Reconciliation of the adjusted EPS outlook for the full fiscal year to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation, including with respect to the costs and charges relating to transaction expenses, restructuring and integration to be incurred in fiscal 2019.
3Reconciliation of the adjusted EBITDA outlook for the full fiscal year to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation, including with respect to the costs and charges relating to transaction expenses, restructuring and integration to be incurred in fiscal 2019.

Second Quarter Review

	Fiscal 2Q 2019	Fiscal 2Q 2018	Change
Revenue	$3.1 billion	$2.9 billion	$0.2 billion
Net Revenue	$2.5 billion	$2.3 billion	$0.2 billion
GAAP Net Earnings from Continuing Operations	$115 million	-$6 million	$121 million
GAAP Earnings Per Diluted Share (EPS) from Continuing Operations	$0.82	-$0.04	$0.86
Adjusted Net Earnings from Continuing Operations	$166 million	$124 million	$42 million
Adjusted EPS from Continuing Operations	$1.19	$0.87	$0.32
The company’s adjusted net earnings from continuing operations and adjusted EPS from continuing operations for the second quarter of fiscal 2019 and fiscal 2018 exclude the charges and costs set forth in the table below. For additional information regarding these adjustments and a reconciliation of adjusted net earnings and adjusted EPS to net earnings and EPS, respectively, refer to the section entitled “Non-GAAP Financial Measures” at the end of this release.

	Fiscal 2Q 2019	Fiscal 2Q 2018
After-tax restructuring and other charges	$55 million ($0.39 per share)	$57 million ($0.40 per share)
After-tax transaction costs incurred in connection with the closing of the CH2M acquisition and the sale of the ECR business	$0.4 million ($0.00 per share)	$4 million ($0.02 per share)
Other adjustments include:
 (a) addback of amortization of intangible assets of $18.7 million and $18.2 million in the 2019 and 2018 periods, respectively,
 (b) the allocation to discontinued operations of estimated stranded corporate costs of $6.4 million in the 2019 and 2018 periods that will be reimbursed or otherwise eliminated in connection with the sale of the ECR business,
 (c) the allocation to discontinued operations of estimated interest expense amounts in 2019 and 2018 related to long-term debt that has been paid down in connection with the sale of the ECR business of $18.4 million and $14.4 million, respectively,
 (d) the exclusion of a $37 million one-time favorable adjustment in the 2019 period associated with reduction of deferred income taxes for permanently reinvested earnings from non-U.S. subsidiaries in connection with the sale of the ECR business,
 (e) the add-back of charges resulting from the revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform of $40.6 million in the 2018 period and
 (f) associated income tax expense adjustments for the above pre-tax adjustment items.
	-$5 million (-$0.03 per share)	$70 million ($0.49 per share)
Adjusted EPS from Continuing Operations	$166 million ($1.19 per share)	$124 million ($0.87 per share)
(note: earnings per share amounts may not add due to rounding)
Fiscal second quarter 2019 earnings from continuing operations include an adjusted effective tax rate of 23% excluding the ECR sale related tax adjustment mentioned above. Additionally, fiscal second quarter 2019 earnings include pre-tax charges for the award and recovery of costs, estimated related interest and attorneys' fees in the amount of $147.0 million for a legal matter. Such charges relate to discontinued operations and therefore are not included in earnings from continuing operations.
Jacobs is hosting a conference call at 10:00 A.M. ET on Tuesday May 7, 2019, which it is webcasting live at www.jacobs.com.
Energy, Chemicals and Resources (ECR) Sale to WorleyParsons
On April 26, 2019, Jacobs completed the previously announced sale of the Jacobs' ECR business to WorleyParsons Limited.
KeyW Acquisition
On April 21, 2019, Jacobs entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The KeyW Holding Corporation, a Maryland corporation (“KeyW”), and Atom Acquisition Sub, Inc., a Maryland corporation and a wholly owned indirect subsidiary of Jacobs (“Merger Sub”). Pursuant to and subject to the terms and conditions of the Merger Agreement, Merger Sub will commence an all-cash tender offer within fifteen business days after the date of the Merger Agreement to acquire all of KeyW’s issued and outstanding shares of common stock at a price per share of $11.25, payable net to the seller in cash, without interest, and subject to any required withholding taxes. Jacobs expects to finance the transaction through a combination of cash on hand and its existing credit facility. The acquisition is subject to the satisfaction of customary closing conditions, including regulatory approvals and is expected to be completed by August 31, 2019.
About Jacobs
Jacobs leads the global professional services sector delivering solutions for a more connected, sustainable world. With approximately $12 billion in revenue and a talent force of more than 50,000, Jacobs provides a full spectrum of services including scientific, technical, professional and construction- and program-management for business, industrial, commercial, government and infrastructure sectors. For more information, visit www.jacobs.com, and connect with Jacobs on LinkedIn, Twitter, Facebook and Instagram.

Forward-Looking Statements
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Statements made in this press release that are not based on historical fact are forward-looking statements. Although such statements are based on management's current estimates and expectations, and currently available competitive, financial, and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by our forward-looking statements. For a description of some additional factors that may occur that could cause actual results to differ from our forward-looking statements see our Annual Report on Form 10-K for the year ended September 28, 2018, and in particular the discussions contained under Item 1 - Business; Item 1A - Risk Factors; Item 3 - Legal Proceedings; and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations, and our Quarterly Report on Form 10-Q for the quarter ended March 29, 2019, and in particular the discussions contained under Part I, Item 2 - Management's Discussion and Analysis of Financial Condition and Results of Operations; Part II, Item 1 - Legal Proceedings; and Part II, Item 1A - Risk Factors, as well as the Company’s other filings with the Securities and Exchange Commission. The Company is not under any duty to update any of the forward-looking statements after the date of this press release to conform to actual results, except as required by applicable law.

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Financial Highlights:
Results of Operations (in thousands, except per-share data):

	For the Three Months Ended		For the Six Months Ended
	March 29, 2019	March 30, 2018	March 29, 2019	March 30, 2018
Revenues	$3,091,596	$2,870,295	$6,175,384	$4,654,294
Direct cost of contracts	(2,474,755)	(2,268,667)	(4,990,023)	(3,710,572)
Gross profit	616,841	601,628	1,185,361	943,722
Selling, general and administrative expenses	(514,160)	(532,873)	(969,551)	(879,637)
Operating Profit	102,681	68,755	215,810	64,085
Other Income (Expense):
Interest income	1,670	1,785	3,774	5,619
Interest expense	(29,423)	(19,228)	(54,749)	(26,320)
Miscellaneous income (expense), net	36,904	(2,661)	39,186	(1,436)
Total other (expense) income, net	9,151	(20,104)	(11,789)	(22,137)
Earnings from Continuing Operations Before Taxes	111,832	48,651	204,021	41,948
Income Tax Benefit (Expense) for Continuing Operations	7,947	(51,856)	(14,811)	(79,056)
Net Earnings (Loss) of the Group from Continuing Operations	119,779	(3,205)	189,210	(37,108)
Net Earnings (Loss) of the Group from Discontinued Operations	(57,006)	55,137	3,153	91,601
Net Earnings of the Group	62,773	51,932	192,363	54,493
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(5,024)	(3,085)	(9,562)	(3,416)
Net Earnings (Loss) Attributable to Jacobs from Continuing Operations	114,755	(6,290)	179,648	(40,524)
Net Earnings Attributable to Noncontrolling Interests from Discontinued Operations	(832)	(260)	(1,588)	(327)
Net Earnings (Loss) Attributable to Jacobs from Discontinued Operations	$(57,838)	$54,877	$1,565	$91,274
Net Earnings Attributable to Jacobs	$56,917	$48,587	$181,213	$50,750
Net Earnings Per Share:
Basic Net Earnings from Continuing Operations Per Share	$0.83	$(0.04)	$1.28	$(0.30)
Basic Net Earnings from Discontinued Operations Per Share	$(0.42)	$0.39	$0.01	$0.68
Basic Earnings Per Share	$0.41	$0.34	$1.29	$0.38

Diluted Net Earnings from Continuing Operations Per Share	$0.82	$(0.04)	$1.27	$(0.30)
Diluted Net Earnings from Discontinued Operations Per Share	$(0.41)	$0.39	$0.01	$0.68
Diluted Earnings Per Share	$0.41	$0.34	$1.28	$0.38

Segment Information (in thousands):

	For the Three Months Ended		For the Six Months Ended
	March 29, 2019	March 30, 2018	March 29, 2019	March 30, 2018
Revenues from External Customers:
Aerospace, Technology and Nuclear	$1,059,508	$923,905	$2,094,537	$1,634,780
Buildings, Infrastructure and Advanced Facilities	2,032,088	1,946,390	4,080,847	3,019,514
Pass Through Revenue	(632,359)	(608,720)	(1,306,637)	(1,020,507)
Buildings, Infrastructure and Advanced Facilities Net Revenue	$1,399,729	$1,337,670	$2,774,210	$1,999,007
Total Revenue	$3,091,596	$2,870,295	$6,175,384	$4,654,294
Net Revenue	$2,459,237	$2,261,575	$4,868,747	$3,633,787

	For the Three Months Ended		For the Six Months Ended
	March 29, 2019	March 30, 2018	March 29, 2019	March 30, 2018
Segment Operating Profit:
Aerospace, Technology and Nuclear	$73,831	$52,458	$145,982	$113,524
Buildings, Infrastructure and Advanced Facilities	172,689	144,755	332,148	211,615
Total Segment Operating Profit	246,520	197,213	478,130	325,139
Other Corporate Expenses (1)	(49,901)	(47,133)	(121,149)	(96,361)
Restructuring and Other Charges	(93,938)	(76,473)	(141,171)	(92,200)
Transaction Costs	—	(4,852)	—	(72,493)
Total U.S. GAAP Operating Profit	102,681	68,755	215,810	64,085
Total Other (Expense) Income, net (2)	9,151	(20,104)	(11,789)	(22,137)
Earnings from Continuing Operations Before Taxes	$111,832	$48,651	$204,021	$41,948

(1)
Other corporate expenses include costs that were previously allocated to the ECR segment prior to discontinued operations presentation in connection with the ECR sale in the approximate amounts of $6.4 million for the three-month periods ended March 29, 2019 and March 30, 2018, respectively, and $12.8 million for the six-month periods ended March 29, 2019 and March 30, 2018, respectively. Other corporate expenses also include intangibles amortization of $18.7 million and $18.2 million for the three-month periods ended March 29, 2019 and March 30, 2018, respectively and $37.3 million and $29.8 million for the six-month periods ended March 29, 2019 and March 30, 2018, respectively.

(2)
Includes gain on the settlement of the CH2M retiree medical plans of $32.4 million and $34.6 million and the amortization of deferred financing fees related to the CH2M acquisition of $0.5 million and $1.0 million for the three- and six-month periods ended March 29, 2019 as well as amortization of deferred financing fees related to the CH2M acquisition of $0.5 million and $0.7 million for the three- and six-month periods ended March 30, 2018.

Other Operational Information (in thousands):

	For the Six Months Ended
Continuing Operations	March 29, 2019	March 30, 2018
Depreciation (pre-tax)	$41,702	$45,240
Amortization of Intangibles (pre-tax)	$37,349	$29,752
Pass-Through Costs Included in Revenues	$1,306,637	$1,020,507
Capital Expenditures	$58,909	$33,499

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Balance Sheet (in thousands):

Unaudited	March 29, 2019	September 28, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$674,548	$634,870
Receivables and contract assets	2,747,172	2,513,934
Prepaid expenses and other	127,320	171,096
Current assets held for sale	1,297,430	1,236,684
Total current assets	4,846,470	4,556,584
Property, Equipment and Improvements, net	268,800	257,859
Other Noncurrent Assets:
Goodwill	4,774,849	4,795,856
Intangibles, net	533,638	572,952
Miscellaneous	847,076	760,854
Noncurrent assets held for sale	1,675,012	1,701,690
Total other noncurrent assets	7,830,575	7,831,352
	$12,945,845	$12,645,795
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable	$24	$3,172
Accounts payable	828,522	776,189
Accrued liabilities	1,177,632	1,167,002
Contract liabilities	450,864	442,760
Current liabilities held for sale	731,158	756,570
Total current liabilities	3,188,200	3,145,693
Long-term Debt	2,841,536	2,144,167
Other Deferred Liabilities	1,237,535	1,260,977
Noncurrent liabilities held for sale	122,993	150,604
Commitments and Contingencies
Stockholders’ Equity:
Capital stock:
Preferred stock, $1 par value, authorized - 1,000,000 shares; issued and outstanding - none	—	—
Common stock, $1 par value, authorized - 240,000,000 shares; issued and outstanding—136,432,304 shares and 142,217,933 shares as of March 29, 2019 and September 28, 2018, respectively	136,432	142,218
Additional paid-in capital	2,568,809	2,708,839
Retained earnings	3,620,873	3,809,991
Accumulated other comprehensive loss	(860,260)	(806,703)
Total Jacobs stockholders’ equity	5,465,854	5,854,345
Noncontrolling interests	89,727	90,009
Total Group stockholders’ equity	5,555,581	5,944,354
	$12,945,845	$12,645,795

Statement of Cash Flow (in thousands):

	For the Six Months Ended
	March 29, 2019	March 30, 2018
Cash Flows from Operating Activities:
Net earnings attributable to the Group	$192,363	$54,493
Adjustments to reconcile net earnings to net cash flows provided by operations:
Depreciation and amortization:
Property, equipment and improvements	43,812	59,139
Intangible assets	37,963	36,048
(Gain) Loss on disposal of businesses and investments	—	(444)
Stock based compensation	28,916	47,189
Equity in earnings of operating ventures, net	(5,325)	787
(Gain) Losses on disposals of assets, net	3,730	3,917
Loss (Gain) on pension and retiree medical plan changes	(34,621)	3,819
Deferred income taxes	(31,008)	6,799
Changes in assets and liabilities, excluding the effects of businesses acquired:
Receivables and contract assets	(252,731)	(171,912)
Prepaid expenses and other current assets	47,733	(2,361)
Accounts payable	(6,754)	17,972
Accrued liabilities	(57,763)	(20,625)
Contract liabilities	57,881	33,599
Other deferred liabilities	(48,761)	(17,420)
Other, net	(30,667)	3,204
Net cash (used for) provided by operating activities	(55,232)	54,204
Cash Flows Used for Investing Activities:
Additions to property and equipment	(61,480)	(44,845)
Disposals of property and equipment and other assets	7,240	428
Distributions of capital from (contributions to) equity investees	(3,904)	(7,696)
Acquisitions of businesses, net of cash acquired	—	(1,484,817)
Proceeds (payments) related to sales of businesses	—	3,403
Purchases of noncontrolling interests	(1,113)	—
Net cash used for investing activities	(59,257)	(1,533,527)
Cash Flows Provided by Financing Activities:
Net proceeds from borrowings	695,571	1,562,201
Debt issuance costs	(3,741)	—
Proceeds from issuances of common stock	25,945	26,636
Common stock repurchases	(488,435)	(2,951)
Taxes paid on vested restricted stock	(20,317)	(17,140)
Cash dividends, including to noncontrolling interests	(56,390)	(44,233)
Net cash provided by (used for) financing activities	152,633	1,524,513
Effect of Exchange Rate Changes	19,136	16,074
Net Increase in Cash and Cash Equivalents	57,280	61,264
Cash and Cash Equivalents at the Beginning of the Period	793,358	774,151
Cash and Cash Equivalents at the End of the Period	850,638	835,415
Less Cash and Cash Equivalents included in Assets held for Sale	(176,090)	(164,612)
Cash and Cash Equivalents of Continuing Operations at the End of the Period	$674,548	$670,803

Backlog (in millions):

	March 29, 2019	March 30, 2018
Aerospace, Technology and Nuclear	$7,285	$7,174
Buildings, Infrastructure and Advanced Facilities	13,428	12,088
Total	$20,713	$19,262
Non-GAAP Financial Measures:
In this press release, the Company has included certain non-GAAP financial measures as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. The non-GAAP financial measures included in this press release are net revenue, adjusted net earnings from continuing operations, adjusted EPS from continuing operations, adjusted operating profit margin and adjusted EBITDA.
Adjusted net earnings from continuing operations, adjusted EPS from continuing operations, and adjusted operating profit margin are non-GAAP financial measures that are calculated by (i) excluding the costs related to the 2015 restructuring activities, which included involuntary terminations, the abandonment of certain leased offices, combining operational organizations and the co-location of employees into other existing offices; and charges associated with our Europe, U.K. and Middle East region, which included write-offs on contract accounts receivable and charges for statutory redundancy and severance costs (collectively, the “2015 Restructuring and other items”); (ii) excluding costs and other charges associated with restructuring activities implemented in connection with the CH2M acquisition and the ECR divestiture, which included involuntary terminations, costs associated with co-locating Jacobs and CH2M offices, separating physical locations of ECR and continuing operations, costs and expenses of the Integration Management Office and Separation Management Office, including professional services and personnel costs, costs and charges associated with the divestiture of joint venture interests to resolve potential conflicts arising from the CH2M acquisition, expenses relating to certain commitments and contingencies relating to discontinued operations of the CH2M business, and similar costs and expenses (collectively referred to as the “Restructuring and other charges”); (iii) excluding transaction costs and other charges incurred in connection with closing of the CH2M acquisition and sale of the ECR business, including advisor fees, change in control payments, costs and expenses relating to the registration and listing of Jacobs stock issued in connection with the CH2M acquisition, and similar transaction costs and expenses (collectively referred to as “transaction costs”); (iv) excluding charges resulting from the revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform; (v) adding back depreciation and amortization relating to the ECR business of the Company that was ceased as a result of the application of held-for-sale accounting; (vi) adding back amortization of intangible assets; (vii) allocating to discontinued operations estimated stranded corporate costs that will be reimbursed or otherwise eliminated in connection with the sale of the ECR business; (viii) allocating to discontinued operations estimated interest expense relating to long-term debt that was paid down with the proceeds of the ECR sale; and (ix) the exclusion of a one-time favorable adjustment in the fiscal 2019 period associated with a reduction of deferred income taxes for permanently reinvested earnings from non-U.S. subsidiaries in connection with the sale of the ECR business. Adjustments to derive adjusted net earnings from continuing operations, adjusted EPS from continuing operations are calculated on an after-tax basis. Net revenue is calculated by excluding pass-through revenues of the BIAF line of business. We believe that net revenue, adjusted net earnings from continuing operations, adjusted EPS from continuing operations, adjusted operating profit margin and adjusted EBITDA are useful to management, investors and other users of our financial information in evaluating the Company’s operating results and understanding the Company’s operating trends by excluding or adding back the effects of the items described above, the inclusion or exclusion of which can obscure underlying trends. Additionally, management uses net revenue, adjusted net earnings from continuing operations, adjusted EPS from continuing operations, adjusted operating profit margin and adjusted EBITDA in its own evaluation of the Company’s performance, particularly when comparing performance to past periods, and believes these measures are useful for investors because they facilitate a comparison of our financial results from period to period.
The Company provides non-GAAP measures to supplement U.S. GAAP measures, as they provide additional insight into the Company’s financial results. However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, U.S. GAAP measures. In addition, other companies may define non-GAAP measures differently, which limits the ability of investors to compare non-GAAP measures of the Company to those used by our peer companies.
The following tables reconcile the components and values of U.S. GAAP revenue, net earnings from continuing operations, EPS from continuing operations, EPS and operating profit margin to the corresponding "adjusted" amounts. For the comparable periods presented below, such adjustments consist of amounts incurred in connection with the items described above. Amounts are shown in thousands, except for per-share data (note: earnings per share amounts may not add across due to rounding). Reconciliation of the adjusted EPS and adjusted EBITDA outlook for the full fiscal year to the most directly comparable GAAP measure is not available without unreasonable efforts because the Company cannot predict with sufficient certainty all the components required to provide such reconciliation.

U.S. GAAP Reconciliation for the second quarter of fiscal 2019 and 2018

	Three Months Ended
	March 29, 2019
	U.S. GAAP	Effects of Restructuring and Other Charges	Effects of Transaction Costs (1)	Other Adjustments (2)	Adjusted
Revenues	$3,091,596	$—	$—	$—	$3,091,596
Pass through revenue	—	—	—	(632,359)	$(632,359)
Net revenue	3,091,596	—	—	(632,359)	2,459,237
Direct cost of contracts	(2,474,755)	(3,383)	—	632,359	(1,845,779)
Gross profit	616,841	(3,383)	—	—	613,458
Selling, general and administrative expenses	(514,160)	$97,321	$—	$25,078	$(391,761)
Operating Profit	102,681	93,938	—	25,078	221,697
Total other (expense) income, net	9,151	(27,117)	515	18,403	952
Earnings from Continuing Operations Before Taxes	111,832	66,821	515	43,481	222,649
Income Tax Benefit (Expense) for Continuing Operations	7,947	(11,824)	(125)	(48,097)	(52,099)
Net Earnings (Loss) of the Group from Continuing Operations	119,779	54,997	390	(4,616)	170,550
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(5,024)	—	—	—	(5,024)
Net Earnings from Continuing Operations attributable to Jacobs	114,755	54,997	390	(4,616)	165,526
Net Earnings Attributable to Discontinued Operations	(57,838)	2,078	1,705	(24,489)	(78,544)
Net earnings attributable to Jacobs	$56,917	$57,075	$2,095	$(29,105)	$86,982
Diluted Net Earnings from Continuing Operations Per Share	$0.82	$0.39	$—	$(0.03)	$1.19
Diluted Net Earnings from Discontinued Operations Per Share	$(0.41)	$0.01	$0.01	$(0.18)	$(0.56)
Diluted Earnings Per Share	$0.41	$0.41	$0.02	$(0.21)	$0.62
Operating profit margin	3.32%				9.01%
(1) Includes after-tax CH2M transaction costs and adjustments of $0.4 million as well as after-tax transaction costs associated with the sale of our ECR line of business of $1.7 million.
(2) Includes (a) the removal of pass through revenues and costs for the BIAF line of business for the calculation of operating profit margin as a percentage of net revenue of $632.4 million, (b) the removal of amortization of intangible assets of $18.7 million, (c) the allocation to discontinued operations of estimated stranded corporate costs of $6.4 million that will be reimbursed under the ECR transition services agreement (TSA) with Worley Parsons or otherwise eliminated from the ongoing operations in connection with the sale of the ECR business, (d) the allocation to discontinued operations of estimated interest expense for the full period related to long-term debt that has been paid down as a result of the ECR sale of $18.4 million, (e) the exclusion of approximately $37.0 million in one-time favorable income tax adjustment associated with reduction of deferred income taxes for permanently reinvested earnings from non-U.S. subsidiaries in connection with the sale of the ECR business, (f) the add-back of depreciation relating to the ECR business that was ceased as a result of the application of held-for-sale accounting of $(5.8) million and (g) associated income tax expense adjustments for all the above pre-tax adjustment items.

	Three Months Ended
	March 30, 2018
	U.S. GAAP	Effects of Restructuring and Other Charges	Effects of CH2M Transaction Costs	Other Adjustments (1)	Adjusted
Revenues	$2,870,295	$—	$—	$—	$2,870,295
Pass through revenue	—	—	—	(608,720)	(608,720)
Net revenue	2,870,295	—	—	(608,720)	2,261,575
Direct cost of contracts	(2,268,667)	—	—	608,720	(1,659,947)
Gross profit	601,628	—	—	—	601,628
Selling, general and administrative expenses	(532,873)	76,473	4,852	24,605	(426,943)
Operating Profit	68,755	76,473	4,852	24,605	174,685
Total other (expense) income, net	(20,104)	466	—	14,384	(5,254)
Earnings from Continuing Operations Before Taxes	48,651	76,939	4,852	38,989	169,431
Income Tax Benefit (Expense) for Continuing Operations	(51,856)	(20,104)	(1,344)	30,931	(42,373)
Net Earnings (Loss) of the Group from Continuing Operations	(3,205)	56,835	3,508	69,920	127,058
Net Earnings Attributable to Noncontrolling Interests from Continuing Operations	(3,085)	—	—	—	(3,085)
Net Earnings from Continuing Operations attributable to Jacobs	(6,290)	56,835	3,508	69,920	123,973
Net Earnings Attributable to Discontinued Operations	54,877	(5,633)	—	(13,247)	35,997
Net earnings attributable to Jacobs	$48,587	$51,202	$3,508	$56,673	$159,970
Diluted Net Earnings from Continuing Operations Per Share	$(0.04)	$0.40	$0.02	$0.49	$0.87
Diluted Net Earnings from Discontinued Operations Per Share	$0.39	$(0.04)	$—	$(0.09)	$0.25
Diluted Earnings Per Share	$0.34	$0.36	$0.02	$0.40	$1.12
Operating profit margin	2.40%				7.72%
(1) Includes (a) the removal of pass through revenues and costs for the BIAF line of business for the calculation of operating profit margin as a percentage of net revenue of $608.7 million, (b) the removal of amortization of intangible assets of $18.2 million, (c) the allocation to discontinued operations of estimated stranded corporate costs of $6.4 million that would have been reimbursed under the ECR transition services agreement (TSA) with Worley Parsons or otherwise eliminated from the ongoing operations in connection with the sale of the ECR business, (d) estimated 2018 impacts of $21.0 million from overhead allocation realignments in connection with the Company's CH2M business in the first quarter of fiscal 2019 had those changes been put into effect in first quarter of fiscal 2018 (the net impact of which was zero for consolidated selling, general and administrative expenses), (e) the allocation to discontinued operations of estimated interest expense for the full period related to long-term debt that has been paid down as a result of the ECR sale of $14.4 million, (f) the add-back of charges resulting from the revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform of $40.6 million and (g) associated income tax expense adjustments for all the above pre-tax adjustment items.
.
.

	Six Months Ended
	March 29, 2019
	U.S. GAAP	Effects of Restructuring and Other Charges	Effects of Transaction Costs (1)	Other Adjustments (2)	Adjusted
Revenues	$6,175,384	$—	$—	$—	$6,175,384
Pass through revenue	—	—	—	(1,306,637)	(1,306,637)
Net revenue	6,175,384	—	—	(1,306,637)	4,868,747
Direct cost of contracts	(4,990,023)	(512)		1,306,637	(3,683,898)
Gross profit	1,185,361	(512)	—	—	1,184,849
Selling, general and administrative expenses	(969,551)	141,683	—	50,149	(777,719)
Operating Profit	215,810	141,171	—	50,149	407,130
Total other (expense) income, net	(11,789)	(29,291)	1,029	36,470	(3,581)
Earnings from Continuing Operations Before Taxes	204,021	111,880	1,029	86,619	403,549
Income Tax Expense for Continuing Operations	(14,811)	(21,519)	(250)	(47,959)	(84,539)
Net Earnings of the Group from Continuing Operations	189,210	90,361	779	38,660	319,010
Net (Earnings) Loss Attributable to Noncontrolling Interests from Continuing Operations	(9,562)	—	—	—	(9,562)
Net Earnings from Continuing Operations attributable to Jacobs	179,648	90,361	779	38,660	309,448
Net Earnings Attributable to Discontinued Operations	1,565	(2,645)	6,500	(47,799)	(42,379)
Net earnings attributable to Jacobs	$181,213	$87,716	$7,279	$(9,139)	$267,069
Diluted Net Earnings from Continuing Operations Per Share	$1.27	$0.64	$0.01	$0.27	$2.18
Diluted Net Earnings from Discontinued Operations Per Share	$0.01	$(0.02)	$0.05	$(0.34)	$(0.30)
Diluted Earnings Per Share	$1.28	$0.62	$0.05	$(0.06)	$1.88
Operating profit margin	3.49%				8.36%
(1) Includes after-tax CH2M transaction costs and adjustments of $1.0 million as well as after-tax transaction costs associated with the sale of our ECR line of business of $6.5 million.
(2) Includes (a) the removal of pass through revenues and costs for the BIAF line of business for the calculation of operating profit margin as a percentage of net revenue of $1.31 billion, (b) the removal of amortization of intangible assets of $37.3 million, (c) the allocation to discontinued operations of estimated stranded corporate costs of $12.8 million that will be reimbursed under the ECR transition services agreement (TSA) with Worley Parsons or otherwise eliminated from the ongoing operations in connection with the sale of the ECR business, (d) the allocation to discontinued operations of estimated interest expense for the full period related to long-term debt that has been paid down as a result of the ECR sale of $36.5 million, (e) the exclusion of approximately $37.0 million in one-time favorable income tax adjustment associated with reduction of deferred income taxes for permanently reinvested earnings from non-U.S. subsidiaries in connection with the sale of the ECR business, (f) the add-back of charges resulting from the revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform from the first quarter of $11.0 million and (g) the add-back of depreciation relating to the ECR business that was ceased as a result of the application of held-for-sale accounting of $(11.0) million and (h) associated income tax expense adjustments for all the above pre-tax adjustment items.

	Six Months Ended
	March 30, 2018
	U.S. GAAP	Effects of Restructuring and Other Charges	Effects of CH2M Transaction Costs	Other Adjustments (1)	Adjusted
Revenues	$4,654,294	$—	$—	$—	$4,654,294
Pass through revenue	—	—	—	(1,020,507)	(1,020,507)
Net revenue	4,654,294	—	—	(1,020,507)	3,633,787
Direct cost of contracts	(3,710,572)	—	—	1,020,507	(2,690,065)
Gross profit	943,722	—	—	—	943,722
Selling, general and administrative expenses	(879,637)	92,200	72,493	42,552	(672,392)
Operating Profit	64,085	92,200	72,493	42,552	271,330
Total other (expense) income, net	(22,137)	466	256	17,137	(4,278)
Earnings from Continuing Operations Before Taxes	41,948	92,666	72,749	59,689	267,052
Income Tax Expense for Continuing Operations	(79,056)	(23,919)	(17,880)	54,689	(66,166)
Net Earnings of the Group from Continuing Operations	(37,108)	68,747	54,869	114,378	200,886
Net (Earnings) Loss Attributable to Noncontrolling Interests from Continuing Operations	(3,416)	—	—	—	(3,416)
Net Earnings from Continuing Operations attributable to Jacobs	(40,524)	68,747	54,869	114,378	197,470
Net Earnings Attributable to Discontinued Operations	91,274	(2,889)	—	(17,807)	70,578
Net earnings attributable to Jacobs	$50,750	$65,858	$54,869	$96,571	$268,048
Diluted Net Earnings from Continuing Operations Per Share	$(0.30)	$0.51	$0.41	$0.86	$1.48
Diluted Net Earnings from Discontinued Operations Per Share	$0.68	$(0.02)	$—	$(0.13)	$0.53
Diluted Earnings Per Share	$0.38	$0.49	$0.41	$0.72	$2.00
Operating profit margin	1.38%				7.47%
(1) Includes (a) the removal of pass through revenues and costs for the BIAF line of business for the calculation of operating profit margin as a percentage of net revenue of $1.02 billion; (b) the removal of amortization of intangible assets of $29.8 million, (c) the allocation to discontinued operations of estimated stranded corporate costs of $12.8 million that would have been reimbursed under the ECR transition services agreement (TSA) with Worley Parsons or otherwise eliminated from the ongoing operations in connection with the sale of the ECR business, (d) estimated 2018 impacts of $32.0 million from overhead allocation realignments in connection with the Company's CH2M business in the first quarter of fiscal 2019 had those changes been put into effect in first quarter of fiscal 2018 (the net impact of which was zero for consolidated selling, general and administrative expenses), (e) the allocation to discontinued operations of estimated interest expense for the full period related to long-term debt that has been paid down as a result of the ECR sale of $17.1 million, (f) the add-back of charges resulting from the revaluation of certain deferred tax assets/liabilities in connection with U.S. tax reform of $69.4 million and (g) associated income tax expense adjustments for all the above pre-tax adjustment items.
.

Earnings Per Share:

	Three Months Ended		Six Months Ended
	March 29, 2019	March 30, 2018	March 29, 2019	March 30, 2018
Numerator for Basic and Diluted EPS:
Net earnings (loss) attributable to Jacobs from continuing operations	$114,755	$(6,290)	$179,648	$(40,524)
Net earnings (loss) from continuing operations allocated to participating securities	(191)	33	(338)	247
Net earnings (loss) from continuing operations allocated to common stock for EPS calculation	$114,564	$(6,257)	$179,310	$(40,277)

Net earnings (loss) attributable to Jacobs from discontinued operations	$(57,838)	$54,877	1,565	91,274
Net earnings (loss) from discontinued operations allocated to participating securities	96	(287)	(3)	(557)
Net earnings (loss) from discontinued operations allocated to common stock for EPS calculation	$(57,742)	$54,590	$1,562	$90,717

Net earnings allocated to common stock for EPS calculation	$56,822	$48,333	$180,872	$50,440

Denominator for Basic and Diluted EPS:
Weighted average basic shares	138,566	142,531	140,509	133,770
Shares allocated to participating securities	(231)	(746)	(264)	(816)
Shares used for calculating basic EPS attributable to common stock	138,335	141,785	140,245	132,954

Effect of dilutive securities:
Stock compensation plans	981	—	1,202	—
Shares used for calculating diluted EPS attributable to common stock	139,316	141,785	141,447	132,954

Net Earnings Per Share:
Basic Net Earnings from Continuing Operations Per Share	$0.83	$(0.04)	$1.28	$(0.30)
Basic Net Earnings from Discontinued Operations Per Share	$(0.42)	$0.39	$0.01	$0.68
Basic EPS	$0.41	$0.34	$1.29	$0.38
Diluted Net Earnings from Continuing Operations Per Share	$0.82	$(0.04)	$1.27	$(0.30)
Diluted Net Earnings from Discontinued Operations Per Share	$(0.41)	$0.39	$0.01	$0.68
Diluted EPS	$0.41	$0.34	$1.28	$0.38

For additional information contact:

Investors:
Jonathan Doros, 214-583-8596
jonathan.doros@jacobs.com

Media:

Marietta Hannigan, 214-920-8035
marietta.hannigan@jacobs.com

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